SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2016

DETERMINE, INC.

(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-29637 (Commission File No.)	77-0432030 (IRS Employee Identification No.)

2121 South El Camino Real

San Mateo, California 94403

(Address of Principal Executive Offices)

(650) 532-1500
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Business Financing Agreement

On February 3, 2016, Determine, Inc. (the “Company”) and its wholly owned subsidiary, Determine Sourcing Inc., entered into Amendment Number Five to Amended and Restated Business Financing Agreement (the “Amendment”) with Western Alliance Bank, as successor in interest to Bridge Bank, N.A. (“Western Alliance Bank”). The Amendment, among other things, increases the Company’s available credit under the existing credit facility with Western Alliance Bank (the “Credit Facility”) up to a total available credit amount of $12 million.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Amendment included in Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Limited Guaranty

In order to satisfy certain conditions for Western Alliance Bank to lend additional funds under the Credit Facility and enter into the Amendment, on February 3, 2016, Alliance Semiconductor Corporation, a Delaware corporation (“ALSC”) and an affiliate of Lloyd I. Miller, III, the Company’s largest stockholder, entered into a Limited Guaranty (the “Guaranty”) with Western Alliance Bank to provide a limited, non-revocable guaranty of the Company’s Credit Facility in the amount of $3 million, plus an amount equal to 90 days’ finance charges with respect to the cash-secured advances under the Credit Facility. The term of the Guaranty is two years. Western Alliance Bank, in its sole discretion, may reduce, but not increase, the guaranteed amount under the Guaranty during the term. Alan Howe, a member of the Company’s board of directors, is the interim CEO of ALSC.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Guaranty filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Guaranty Fee Agreement

In connection with the Guaranty, the Company entered into a Guaranty Fee Agreement (the “Fee Agreement”) with ALSC, pursuant to which the Company agrees to pay ALSC a commitment fee of $100,000 and a monthly fee during the term of the Guaranty. The monthly fee is calculated as follows: Prior to the date that the Company draws the amount under the Credit Facility that is then guaranteed by the Guaranty (the “Guaranteed Amount”), the monthly fee shall be equal to 0.5% of the Guaranteed Amount for the first 12 months of the term and 0.75% of the Guaranteed Amount for the second 12 months of the term. Following the date that the Company draws the Guaranteed Amount under the Credit Facility, the monthly fees shall increase to 1.0% of the Guaranteed Amount during the first 12 months of the term and 1.5% of the Guaranteed Amount during the second 12 months of the term. Such fee increase will not be retroactive for months lapsed during the term of the Guaranty during which the Company has not drawn any portion of the Guaranteed Amount under the Credit Facility. Such commitment fee and the aggregate amount of the monthly fees are payable in cash by the Company within five business days following the termination or expiration of the Guaranty.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Fee Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated by reference herein.

Amendment to 2015 Guaranty Fee Agreement

On February 3, 2016, the Company, Mr. Miller and MILFAM II L.P., an affiliate of Mr. Miller (together, the “2015 Guarantors”), entered into an Amendment to Guaranty Fee Agreement (the “Fee Amendment”), which amended the Guaranty Fee Agreement, dated March 11, 2015 (the “2015 Fee Agreement”) (which was filed as an exhibit to our Current Report on Form 8-K filed on March 16, 2015 (the “March 2015 8-K”)), entered into by the Company and the 2015 Guarantors in connection with entry into Limited Guaranties, dated March 11, 2015 (the “2015 Guaranties”), by the 2015 Guarantors, as described in the March 2015 8-K. Pursuant to the Fee Amendment, the accrual of fees under the 2015 Fee Agreement is amended such that the monthly fees thereunder began accruing on the date that the Company drew from the Credit Facility the amounts guaranteed by the 2015 Guaranties.

The summary set forth above does not purport to be complete and is qualified in its entirety by reference to the Fee Amendment filed as Exhibit 10.4 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Amendment Number Five to Amended and Restated Business Financing Agreement, dated as of February 3, 2016.

10.2	Limited Guaranty, dated February 3, 2016.

10.3	Guaranty Fee Agreement, dated February 3, 2016.

10.4	Amendment to Guaranty Fee Agreement, dated February 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 8, 2016

DETERMINE, INC.

	By:	/s/ John K. Nolan
	Name:	John K. Nolan
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment Number Five to Amended and Restated Business Financing Agreement, dated as of February 3, 2016.

10.2	Limited Guaranty, dated February 3, 2016.

10.3	Guaranty Fee Agreement, dated February 3, 2016.

10.4	Amendment to Guaranty Fee Agreement, dated February 3, 2016.